UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 11, 2012 (January 10, 2012)

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders

On January 10, 2012, Sycamore Networks, Inc. (the “Registrant”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy. The following is a brief description and vote count of all items voted on at the Annual Meeting:

Item No. 1 – Election of Directors. The stockholders elected one Class III Director to the Registrant’s Board of Directors, with voting as follows:

Nominee	For	Withheld	Non-votes
Daniel E. Smith	25,339,663	156,742	2,138,605

Item No. 2 – Ratification of Auditors. The stockholders ratified the selection PricewaterhouseCoopers LLP as the Registrant’s independent public accounting firm for the fiscal year ending July 31, 2012, with voting as follows:

For	Against	Abstention	Non-votes
27,521,242	81,011	32,757	0

Item No. 3 – Executive Compensation. The stockholders approved, on a non-binding, advisory basis, a resolution approving the compensation of the Registrant’s named executive officers, with voting as follows:

For	Against	Abstention	Non-votes
25,146,193	131,341	218,871	2,138,605

Item No. 4 – Frequency of Future Advisory Votes. The stockholders determined, on a non-binding, advisory basis, that the frequency of future advisory votes on the compensation of the Registrant’s named executive officers should be every three years, with voting as follows:

One Year	Two Years	Three Years	Abstentions	Non-votes
10,491,114	14,383	14,758,398	232,510	2,138,605

After taking into consideration the foregoing voting results and the prior recommendation of the Board of Directors, the Board of Directors determined that the Registrant will hold future advisory votes on named executive officer compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer
Vice President, Finance and Administration and Treasurer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

Dated: January 11, 2012